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                                                                     EXHIBIT 5.1



                                January 27, 2000



Atmos Energy Corporation
1800 Three Lincoln Centre
5430 LBJ Freeway
Dallas, Texas  75240

     Re:  Registration Statement on Form S-3
          Atmos Energy Corporation Direct Stock Purchase Plan

Ladies and Gentlemen:

     As counsel for Atmos Energy Corporation, a Texas and Virginia corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-3 (as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (as amended, the "Act"), on the date hereof, with respect to the offering and issuance from time to time by the Company of up to 2,000,000 shares of its Common Stock, no par value per share (the "Common Stock"). All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

     In connection with our examination of documents as hereinafter described, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

     For the purpose of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

     (1) The Restated Articles of Incorporation of the Company, as amended to date;

     (2)  The Bylaws of the Company, as amended to date;

     (3) Such records of the corporate proceedings of the Company, and such other documents that we considered necessary or appropriate for the purpose of rendering this opinion; and
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Atmos Energy Corporation
January 27, 2000
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     (4)  Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion.

     On the basis of the foregoing examination, and in reliance thereon, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and to compliance with such securities or "blue sky" laws of any jurisdiction as may be applicable), when the Common Stock shall have been issued and sold within the limits and as described in the Registration Statement and in a manner contemplated in the Registration Statement, including the Prospectus relating to the offering of such Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.

     This opinion is limited to the present laws of the State of Texas, the present federal laws of the United States, and to the present judicial interpretations thereof and to the facts as they presently exist. We express no opinion as to the effect of the laws of the Commonwealth of Virginia on any such issuance, payment and nonassessability of the Common Stock. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.

     This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Opinion" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

                                       Very truly yours,



                                       /s/ GIBSON, DUNN & CRUTCHER LLP

IFS/RWB